News Release

TSX, NYSE-MKT
Symbol: NCQ

NovaCopper Completes Private Placement Financing

July 7, 2014 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper” or "the Company”) announces that it has closed its previously announced non-brokered private placement offering of $7.5 million in Units (the "Offering") which was entirely purchased by the Company’s largest shareholders, including Electrum Strategic Resources LP and Paulson & Co. Inc. Each Unit was priced at $1.15 per Unit and consists of one common share of the Company and one common share purchase warrant. Each common share purchase warrant will entitle the holder to purchase one common share of the Company at a price of $1.60 per share for a period of five years from the closing date. The securities are subject to a four month hold period from the date of closing. The offering has been conditionally approved by the Toronto Stock Exchange and NYSE-MKT. All amounts are in US dollars.

The Company intends to carry out a modest field program this summer which will primarily consist of re-logging and re-assaying historical drill holes at Bornite which were previously drilled and only selectively sampled by Kennecott, the former owner of the property. Targeted historical holes are located within the extensions of the Upper and Lower Reef mineralization captured in the Bornite Open Pit Resource released by the Company on March 18, 2014 and the up dip portion of South Reef zone. The Company anticipates that the 2014 program will re-sample and re-assay between 10,000 and 13,000 meters of drill core. This effort is a continuation of last year’s program of re-sampling and re-assaying which targeted 33 drill holes comprising 11,067 meters originally drilled by Kennecott between 1957 and 1975. Last year’s re-assay program resulted in a significant increase in the low-grade copper mineralization at Bornite and the Company expects that the 2014 re-logging and re-assaying program this year could add additional low grade material to the Bornite copper inventory and reduce the strip ratio for a potential open pit mining operation.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities offered have not been registered under the U.S. Securities Act of 1933, as amended, or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. A National Instrument 43-101-compliant Preliminary Economic Assessment for the Arctic Deposit, completed in July 2013, identified a polymetallic open-pit project with the Net Present Value of $930 and $535 million on the pre-tax and after-tax bases, respectively using an 8% discount rate and long-term metal prices of $2.90/lb copper, $0.85/lb zinc, $0.90/lb lead, $22.70/oz silver and $1,300/oz gold. The Preliminary Economic Assessment is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as reserves. There is no certainty the Preliminary Economic Assessment will be realized. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc. (NANA), an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer. More information on the Company, its properties and its management team is available on the Company’s website at www.novacopper.com.

For further information please see the Technical Report entitled "Preliminary Economic Assessment Report on the Arctic Project, Ambler Mining District, Northwest Alaska" prepared by SRK Consulting (U.S.), Inc. with an effective of September 12, 2013, and the Technical Report entitled " NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" prepared by BD Resource Consulting, Inc. with an effective date of April 1, 2014, both of which are available under the Company's profile at www.sedar.com and www.edgar.com.

NovaCopper Contacts:

Patrick Donnelly	Elaine Sanders
Vice President, Corporate Communications	Chief Financial Officer
patrick.donnelly@novacopper.com	elaine.sanders@novacopper.com

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the use of proceeds are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper's Annual Report on Form 10-K for the year ended November 30, 2013 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.